                                                                  Exhibit 2.1



                                      AGREEMENT


         THIS AGREEMENT (this "Agreement") is made as of the 30th day of September, 1997, by and between THE DONNA KARAN COMPANY, a New York general partnership having its principal office at 550 Seventh Avenue, New York, New York 10018 ("Seller"), and ESTEE LAUDER INC., a Delaware corporation having its principal office at 767 Fifth Avenue, New York, NY 10153 ("Buyer").

         WHEREAS, Seller, through its Beauty Division (the "Division"), is presently engaged in the development, package design, production, marketing, distribution and sale of certain men's and women's fragrance, bath and body and treatment products under the "Donna Karan New York" and "DK Men" brand names in the United States (the "Domestic Business") and certain foreign countries (the "International Business," and together with the Domestic Business, the "Business"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain of the Inventory (as hereinafter defined), Seller and Buyer intend to enter into the License Agreement and the Services Agreement (each as hereinafter defined), Seller intends to wind down the Business, subject to the terms and conditions set forth in this Agreement, and Buyer proposes to conduct business pursuant to the License Agreement ("Buyer's Proposed Business").

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                      ARTICLE I

                            PURCHASE AND SALE OF INVENTORY

         1.1 Purchase and Sale of Inventory. Subject to the terms and conditions of this Agreement, from time to time after the Closing Date (as hereinafter defined), Seller shall sell, transfer and convey to Buyer, and Buyer shall purchase from Seller, at Cost (as defined on
Schedule 1.1 attached hereto), the Division's Useable Inventory (as such terms are hereinafter defined) having an aggregate purchase price (as determined in accordance with Section 1.2) of $5,000,000, or a lesser amount equal to the Cost of such lesser amount of Useable Inventory, if Seller is unable to provide Buyer with Useable Inventory having a Cost equal to at least $5,000,000 (the "Inventory Purchase Price"). As used herein, "Inventory" shall mean the inventory of the Donna Karan New York Women's Signature Collection represented by the SKU items set forth on Schedule 1.2 attached hereto (the "Signature Collection") and the raw materials, componentry, work-in-process, finished goods and supplies relating thereto on hand at the Division or in warehouses or as may be returned by distributors or customers of the Division as contemplated by Sections 7.1 and 7.2; and "Useable" shall mean: (a) with respect to raw materials, work-in-process and finished goods, those items having a shelf life of at least one year from the date of purchase hereunder; (b) with respect to bottles, containers and components thereof, such bottles, containers and components thereof equal to 24 months forward cover based, in part, on sales of Signature Collection products for Seller's 1997 fiscal year; and (c) with respect to labels, packaging, supplies and other items of Inventory, such labels, packaging, supplies and other items equal to 24 months forward cover based, in part, on sales of Signature Collection products for Seller's 1997 fiscal year; and in each instance shall be first quality goods, and shall not include any seconds, damaged or defective goods. In addition to the foregoing, subject to the terms and conditions of this Agreement, Buyer shall purchase from Seller, at Cost (for purposes of this Agreement, when used with respect to Other Inventory, Cost shall mean 80% of Cost as defined above), the Division's Useable non-Signature Collection finished goods inventory ("Other Inventory") having an aggregate purchase price (as determined in accordance with Section 1.2) of $1,000,000, or a lesser amount equal to the Cost of such lesser amount of Other Inventory, if Seller is unable to provide Buyer with Useable Other Inventory having a Cost equal to at least $1,000,000 (the "Other Inventory Purchase Price," and together with the Inventory Purchase Price, the "Purchase Price"). Except as set forth in Section 3.4 herein Seller makes no representations or warranties with respect to the Inventory
and the Other Inventory.   Buyer shall have the
right, but not the obligation, to purchase from Seller, at Cost or such lower price as is mutually agreed upon by the parties, any point of sale display, promotional, marketing, publicity, public relations and other collateral items, used in connection with the Business (the "Exploitation Materials"); provided, however, that no such sale or transfer of any of the Exploitation Materials shall be deemed to grant or transfer to Buyer any intellectual property rights of any kind or nature therein and such Exploitation Materials shall be used in accordance with the License Agreement (as hereinafter
defined).   To the extent Buyer has paid the Inventory Purchase Price of at least $5,000,000 and the Other Inventory Purchase Price of at least $1,000,000 (in each case, after deduction for Rejected Goods (as hereinafter defined)), Buyer shall have the right, but not the obligation, to purchase additional Inventory and Other Inventory, whether Useable or not (the "Excess Purchased Inventory"), at Cost, provided that Buyer shall have no right to return to Seller any Excess Purchased Inventory.

         1.2 Inventory Statements. Seller shall prepare and deliver to Buyer a statement (an "Inventory Statement") as of each of the Closing Date, December 28, 1997 and March 31, 1998. With respect to the Inventory Statements as of December 28, 1997 and March 31, 1998, such Inventory Statements shall describe in reasonable detail the items of Inventory and the Other Inventory which Seller desires to sell to Buyer hereunder and stating (a) by applicable SKU number, the description of such items, the Cost of such items, the location of such items, and, if currently in a form Seller can deliver without unreasonable effort or expense, usage or sales of such items for the year ending December 28, 1997, (b) with respect to raw materials, work-in-process and finished goods, the approximate shelf life of such items, and (c) such other information relating to the Inventory or the Other Inventory reasonably requested by Buyer. With respect to the Inventory Statement as of the Closing Date, such Inventory Statement shall describe such items of Inventory and Other Inventory containing as much detail in accordance with the format set forth in the previous sentence as is reasonably practicable without undue effort or expense on the part of Seller. Each such Inventory Statement shall be delivered to Buyer within 15 days after the aforementioned date to which such Inventory Statement relates. Within 20 days after Buyer's receipt of the Inventory Statement, Buyer shall have the right to inspect such Inventory and Other Inventory (and Seller shall grant reasonable access to Buyer for the purpose of such inspection) and Buyer shall notify Seller in writing ("Buyer's Notice") whether the Inventory and the Other Inventory described on the Inventory Statement (other than the Closing Date Inventory Statement) is Useable and whether or not Buyer concurs with the Cost thereof as set forth in the Inventory Statement, specifying in each case in reasonable detail the items which Buyer deems, in its good faith judgment, are not Useable and the reasons therefor or as to which a disagreement exists relating to the Cost thereof and setting forth Buyer's calculation as to the Cost thereof. Buyer's failure to deliver to Seller a Buyer's Notice within 10 days following Seller's notice in writing to Buyer that such 20-day inspection period has expired shall be deemed conclusively to constitute
Buyer's concurrence with the Inventory Statement (other than the Closing Date Inventory Statement) and Buyer's agreement to purchase all items of Inventory (up to an aggregate Inventory Purchase Price of $5,000,000) and all items of Other Inventory (up to an aggregate Other Inventory Purchase Price of $1,000,000) set forth therein. If a Buyer's Notice disputes the Useability or Cost of any Inventory or Other Inventory (or any portion or item thereof) described in a particular Inventory Statement (other than the Closing Date Inventory Statement) Buyer and Seller shall, during the 15-day period following the date of the delivery of such Buyer's Notice, use commercially reasonable efforts in good faith to reach agreement with respect to such disputes. If, during such 15-day period following the date of delivery of the Buyer's Notice, Buyer and Seller fail to reach agreement as to whether or not any disputed Inventory or Other Inventory is Useable, such Inventory or Other Inventory will be deemed not to be Useable and Buyer will have no obligation to purchase such Inventory or Other Inventory. If Buyer and Seller fail to reach agreement as to the Cost of Inventory or Other Inventory (or portion or item thereof) during such 15-day period following the date of delivery of the Buyer's Notice, then Seller and Buyer shall, as soon as practicable thereafter, jointly engage the accounting firm of KPMG Peat Marwick or such other nationally recognized independent public accounting firm as shall be mutually agreed upon by Buyer and Seller (the "Accountants") to determine the disputed Cost of the Inventory and Other Inventory listed in the Inventory Statement, consistent with the terms of this Agreement. In making such determination, the Accountants shall consider only those specific items or amounts with respect to which the parties disagree. The Accountants shall deliver to Buyer and Seller, as promptly as practicable, but in any event within 30 days after their retention, a report setting forth such determination and such report shall be final, conclusive and binding on the parties. The cost of such determination and report shall be borne equally by Buyer and Seller. Within five days after the earliest to occur of (i) receipt by Seller of Buyer's concurrence, or Buyer's deemed concurrence, with an Inventory Statement delivered by Seller to Buyer, (ii) final resolution by the parties of any disagreement within the aforesaid 15-day period or (iii) delivery by the Accountants of their report setting forth the Cost of the Inventory and Other Inventory (or any portion or item thereof), then Buyer shall pay Seller by wire transfer of immediately available funds an amount equal to the Cost of the Inventory and Other Inventory purchased hereunder. Sales of Inventory and Other Inventory hereunder will be evidenced by a bill of sale executed by Seller, substantially in the form of Exhibit A hereto (a "Bill of Sale"), to be delivered to Buyer upon each purchase of Inventory and Other Inventory hereunder, the delivery of which shall transfer risk of loss from Seller to Buyer.

         1.3 Consideration. As consideration for the transactions contemplated herein, in addition to any other consideration or benefit to be received by Seller in connection with this Agreement and the agreements related hereto, Buyer shall pay Seller $15,000,000 at the Closing.

         1.4 Effect on License Agreement. Notwithstanding anything else contained in this Agreement, nothing herein shall modify, amend or alter, in any way, the License Agreement (as hereinafter defined). In the event of any conflict or discrepancy between this Agreement and the License Agreement, the License Agreement shall control. All actions taken with respect to, and performance under, this Agreement shall be taken or performed in compliance with, and not in contravention of, the License Agreement.

         1.5 Assets and Liabilities Not Purchased. Seller shall retain all assets and liabilities of Seller not purchased by or transferred to Buyer under this Agreement or the License Agreement.

                                      ARTICLE II

                                       CLOSING

         2.1 Closing. A closing (the "Closing") shall be held at the offices of Seller or its counsel in New York City, or at such other place as the parties may agree upon, at 9:00 a.m., on the second business day following the date the conditions to Closing are satisfied or as may be mutually agreed upon by the parties (such date and time of Closing being herein referred to as the "Closing Date").

         2.2  Seller at Closing.  At the Closing, Seller shall deliver to
Buyer:

           (a) the License Agreement, duly executed by Donna Karan Studio, Seller, Gabrielle Studio, Inc. and Stephan Weiss, substantially in the form agreed upon by the parties thereto (the "License Agreement");

           (b) the Services Agreement, duly executed by Seller, substantially in the form agreed upon by the parties thereto (the "Services Agreement");

           (c) the Guaranty, duly executed by Donna Karan International Inc. ("DKI"), in substantially the form of Exhibit B hereto (the "DKI Guaranty"); and

           (d) an opinion of Seller's counsel relating to the due authorization by Seller and its affiliates with respect to the execution and delivery of this Agreement, the DKI Guaranty, the License Agreement and the Services Agreement.

         2.3  Buyer at Closing.  At the Closing, Buyer shall deliver to
Seller:

           (a)     the License Agreement, duly executed by Buyer;

           (b)     the Services Agreement, duly executed by Buyer;

           (c) the Guaranty, duly executed by The Estee Lauder Companies Inc. ("ELC"), in substantially the form of Exhibit C hereto (the "ELC Guaranty");

           (d) $15,000,000 by wire transfer of immediately available funds to the account designated in writing by Seller to Buyer not less than two business days prior to the Closing Date; and

           (e) an opinion of Buyer's counsel relating to the due authorization by Buyer and its affiliates with respect to the execution and delivery of this Agreement, the ELC Guaranty the License Agreement and the Services Agreement.

                                     ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to the Buyer as follows:

         3.1 Organization. Seller is a general partnership validly existing and in good standing under the laws of the State of New York and has all requisite partnership power and authority to enter into this Agreement, the Services Agreement and the License Agreement and to carry out the transactions contemplated hereby and thereby.

         3.2 Execution, Delivery and Performance. The authorization, execution, delivery and performance of this Agreement, the Services Agreement and the License Agreement and the consummation by Seller of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of the partnership agreement of Seller, (ii) violate any U.S. or foreign laws, statutes or regulations to which Seller is subject or by which Seller or its assets may be bound, (iii) violate any order, writ, injunction, judgment or decree of any court or governmental or administrative agency to which Seller or its assets is subject, or (iv) violate, conflict with, result in or constitute (with the giving of notice, the lapse of time, or both) a material breach or default under, or result in the termination or acceleration of, or the creation or imposition of a lien pursuant to, any material agreement, mortgage, indenture, note, lease, license, insurance policy, or other commitment, obligation or instrument to which Seller or any of its affiliates is a party or by which Seller, any of its affiliates or any of their respective properties or assets is bound (collectively, the "Seller Contracts"). Except for the FTC Approval (as hereinafter defined), no consent, approval or authorization of, notice to, or filing or registration with, any governmental, administrative or regulatory authority, or any other person or entity, is required, pursuant to the terms of any of the Seller Contracts, applicable law or otherwise, to be made or obtained by Seller in connection with the execution, delivery and performance by Seller of this Agreement, the Services Agreement and the License Agreement and the consummation of the transactions contemplated hereby and thereby. For purposes of clause (iv), materiality shall be measured on a consolidated basis with respect to DKI and its controlled entities.

         3.3 Authority. Seller has full partnership power and authority to enter into this Agreement, the Services Agreement and the License Agreement and has full power and authority to carry out the transactions contemplated hereby and thereby, and all partnership and other proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement, the Services Agreement and the License Agreement have been properly taken. This Agreement constitutes, and the Services Agreement and the License Agreement, when duly executed and delivered by the parties thereto, will constitute, the valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies.

         3.4 Inventory and Other Inventory. As of the date when Seller sells any Inventory or Other Inventory to Buyer, Seller will have, good title to such Inventory and Other Inventory, free and clear of any and all security interests, rights of first refusal, first offer or similar rights, claims, liens, charges or encumbrances of any kind (collectively, "Encumbrances"), and Seller's sale of the Inventory and the Other Inventory to Buyer against payment therefor in accordance with this Agreement and pursuant to the applicable Bill of Sale will transfer, assign and convey to, and vest in, Buyer good title to the Inventory and the Other Inventory, free and clear of any such Encumbrances created by Seller or its affiliates. All of the Inventory and the Other Inventory sold to Buyer pursuant to this Agreement will be Useable (as defined in Section 1.1) as of the date of the applicable
Bill of Sale therefor.   If Buyer determines in good faith that any Inventory
or Other Inventory sold to Buyer hereunder is not Useable ("Rejected Goods"), Buyer may return the Rejected Goods to Seller and Seller shall promptly refund to Buyer the Purchase Price paid for such Rejected Goods; provided, however, that Buyer shall not be entitled to return Rejected Goods and receive a refund with respect thereto: (i) if Seller in good faith disputes that the Rejected Goods are not Useable, in which case such dispute shall be arbitrated in accordance with Section 9.5(h); (ii) if Seller promptly substitutes Useable Inventory selected by Buyer (in the case of Rejected Goods constituting

Inventory) or Useable Other Inventory (in the case of Rejected Goods constituting Other Inventory); (iii) unless, and to the extent that, the Purchase Price paid by Buyer in respect of such Rejected Goods and goods not in conformity with the covenant set forth in the last sentence of this
Section 3.4 exceeds $50,000 in the aggregate (it being agreed that Seller shall have no refund obligation with respect to such amount up to $50,000) or
 (iv) if Buyer gives Seller written notice of and tenders such Rejected Goods
to Seller after July 31, 1998.   Seller covenants to Buyer that as of the
date of the applicable Bill of Sale, none of the raw materials or finished goods comprising Inventory and Other Inventory to be purchased by Buyer will be contaminated, and all finished goods comprising Inventory and Other Inventory will be formulated, processed, manufactured, stored, packaged and labeled in accordance with the applicable product specifications and applicable law (including, without limitation, applicable rules, regulations and pronouncements of the United States Food and Drug Administration) and the laws and regulations of the countries as to which such finished goods were manufactured for sale under the International Relationships (as hereinafter defined) with the exception of those laws and regulations which are the responsibility of the distributor pursuant to such International Relationships.

         3.5 International Relationships. Set forth on Schedule 3.5 is a list of all written foreign distributorship agreements (the "Distributorship Agreements") and arrangements under consideration (the "Proposed Arrangements," and together with the Distributorship Agreements, the "International Relationships"), in each case relating to the International Business. Seller previously has delivered to Buyer true and complete copies of each written Distributorship Agreement (together with all exhibits thereto and amendments or modifications thereof) and an accurate and complete summary of any other Proposed Arrangements, in each case relating to the International Business. Other than in connection with, or as a result of, the International Relationships, Seller has no commitments, arrangements, contracts or obligations (excluding purchase orders in the ordinary course of business) to sell any products currently sold in the Business to third parties.

                                      ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into this Agreement, the Services Agreement and the License Agreement and to carry out the transactions contemplated hereby and thereby.

         4.2 Execution, Delivery and Performance. The authorization, execution, delivery and performance of this Agreement, the Services Agreement and the License Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of Buyer's certificate of incorporation or by-laws, (ii) violate any U.S. or foreign laws, statutes or regulations to which Buyer is subject or by which Buyer or its assets may be bound, (iii) violate any order, writ, injunction, judgment, award or decree of any court or governmental or administrative agency to which Buyer or its assets is subject, or (iv) violate, conflict with, result in or constitute (with the giving of notice, the lapse of time, or both) a material breach or default under, or result in the termination or acceleration of, or the creation or imposition of a lien pursuant to, any material agreement, mortgage, indenture, note, lease, license, insurance policy, or other commitment, obligation or instrument to which Buyer or any of its affiliates is a party or by which Buyer, any of its affiliates or any of their respective properties or assets is bound (collectively, the "Buyer Contracts"). Except for the FTC Approval, no consent, approval or authorization of, notice to, or filing or registration with, any governmental, administrative or regulatory authority, or any other person or entity, is required, pursuant to the terms of any of the Buyer Contracts, applicable law or otherwise, to be made or obtained by Buyer in connection with the execution, delivery and performance by Buyer of this Agreement, the Services Agreement and the License Agreement and the consummation of the transactions contemplated hereby and thereby. For purposes of clause (iv), materiality shall be measured on a consolidated basis with respect to ELC and its consolidated entities.

         4.3 Authority. Buyer has full corporate power and authority to enter into this Agreement, the Services Agreement and the License Agreement and has full power and authority to carry out the transactions contemplated hereby and thereby, and all corporate and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement, the Services Agreement and the License Agreement have been properly taken. This Agreement constitutes, and the Services Agreement and the License Agreement, when duly executed and delivered by the parties thereto, will constitute, the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies.

                                      ARTICLE V

                                      COVENANTS

         5.1 Access to Personnel; Inspection of Information and Documents; and Cooperation. Prior to the Closing and through the wind down of the Business as contemplated by Article VII, Seller shall give Buyer and its representatives reasonable access during normal business hours to those of Seller's personnel who are familiar with the Business and the books, records, documents and other information of Seller relating exclusively thereto (or the relevant portion of any books, records and documents which are not separately maintained for the Division) and shall furnish Buyer with access to all such information as Buyer may from time to time reasonably request. Buyer shall use its good faith reasonable efforts to interview all employees of the Division having the title of Vice President, Director or Regional Sales Manager as previously identified in writing to Buyer and such other employees as may be mutually agreed upon, and Seller shall permit Buyer reasonable access to the employees of the Division in order to permit Buyer to interview such employees, in each case with a view toward the possible employment by Buyer, in its sole and absolute discretion, of such employees in the Buyer's Proposed Business or Buyer's other businesses; it being understood and agreed that (i) Buyer shall have no obligation whatsoever to offer employment to any such individual (with the exception of Seller's National Sales Manager) or to offer any particular terms in connection with any offer of employment that Buyer elects to make, and (ii) all severance, benefit and pension plan arrangements, and all liabilities (whether or not accrued, liquidated, contingent or otherwise) with respect thereto, relating to employees of the Division are and shall remain Seller's responsibility. The parties hereto will use commercially reasonable efforts to assist and cooperate with each other in connection with the transactions contemplated hereby, including, but not limited to, Seller providing Buyer with reasonable access and information to enable Buyer to perform its obligations with respect to the Signature Collection as contemplated under this Agreement; the Services Agreement and the License Agreement.

         5.2 Confidentiality. Notwithstanding that the License Agreement has not been executed by the parties thereto on the date hereof, Buyer and Seller agree that Article 15 of the License Agreement shall be binding upon and inure to the benefit of Buyer (as if Buyer were the Licensee (as defined in the License Agreement) and its affiliates) and Seller (as if Seller were the Licensor (as defined in the License Agreement) and its affiliates,) effective upon the date hereof; and that such Article 15 shall survive the termination of this Agreement.

         5.3 FTC Approval. Each of Seller and Buyer shall promptly after the execution hereof prepare and file such applications as are necessary to obtain notification from the U.S. Federal Trade Commission or the U.S. Department of Justice that all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have expired or terminated with respect to the transactions contemplated by this Agreement and the License Agreement ("FTC Approval"). Each of Seller and Buyer shall use its best efforts to prosecute all such applications in a diligent manner, provided, however, that neither Seller nor Buyer shall be obligated to divest itself of any assets or reorganize its existing corporate structures or those of its respective affiliated entities. The parties shall cooperate to take all steps reasonably necessary, proper or desirable to expedite the prosecution of such applications.

         5.4 No Solicitation. During the two-year period commencing on the date hereof, the parties hereto will not, and will cause their respective affiliates not to, directly or indirectly (other than by means of non-directed generalized advertisements), without the express written approval of the other party hereto, recruit, solicit or otherwise induce any person (other than current employees of the Division) who is then employed by, or retained as a consultant of, the other party or its affiliates, to terminate any such employment or consulting relationship with such party or its affiliates.

         5.5 Tooling and Molds. On the Closing Date, Seller shall transfer and convey to Buyer, at no cost to Buyer (other than any packaging and shipping costs, which will be paid by Buyer, if applicable), all of Seller's right, title and interest in and to the tooling and molds used in connection with the Signature Collection (the "Tools and Molds"). Buyer acknowledges that the Tools and Molds are currently located at, and in possession of, those vendors (the "Vendors") previously identified to Buyer by Seller. On the Closing Date, or as soon thereafter as is reasonably practicable, Seller shall notify the Vendors in writing of such transfer of Seller's right, title and interest in and to the Tools and Molds. Buyer agrees that, subsequent to the Closing Date, Seller shall have the right to use such Tools and Molds through December 31, 1997 in connection with the Business, and, if reasonably necessary for Seller's Business in accordance with this Agreement, such longer period as shall be mutually agreed upon.

                                      ARTICLE VI

                           CONDITIONS PRECEDENT TO CLOSING

         6.1 Conditions Precedent to Buyer's Obligations. All obligations of Buyer to consummate the Closing shall be subject, at the option of Buyer (except with respect to FTC Approval), to fulfillment of each of the following conditions at or prior to the Closing:

         (a) Representations and Warranties. All representations and warranties of Seller contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing, except those representations and warranties made as of a specific date.

         (b) Covenants. All covenants, agreements and obligations required by the terms of this Agreement or any document delivered pursuant hereto, to be executed or performed by Seller at or before the Closing, shall have been duly and properly executed and performed in all material respects.

         (c) Officer's Certificate. There shall have been delivered to Buyer a certificate executed by the Chief Executive Officer or a Vice President and the Secretary or an Assistant Secretary of Seller, or other duly authorized representatives of Seller acceptable to Buyer, dated as of the Closing Date, certifying that the conditions set forth in Sections 6.1(a) and (b) have been fulfilled.

         (d) Documentation. All documents, agreements, instruments and certificates required to be delivered hereunder to Buyer at or prior to the Closing shall have been so delivered including, without limitation, the License Agreement, the Services Agreement and the DKI Guaranty.

         (e)  FTC Approval.  FTC Approval shall have been obtained.

         (f) No Orders. There shall not be in effect any injunction or order restraining, enjoining, prohibiting or invalidating this Agreement, the License Agreement, the Services Agreement or the DKI Guaranty or the consummation of the transactions contemplated hereby or thereby.

         (g) Continuing Role of Donna Karan. As of the Closing Date, Ms. Donna Karan shall have creative control over products bearing the "Donna Karan New York" and "DKNY" trademarks.

         (h) Miscellaneous. Neither DKI nor any of its subsidiaries shall have: (i) generally not paid its debts as such debts become due;
              (ii) admitted in writing its inability to pay its debts generally; (iii) made a general assignment for the benefit of creditors; (iv) any proceeding instituted by or against it seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; or (v) taken any corporate action to authorize any of the actions set forth in clauses (I) through (iv) above.

    6.2 Conditions Precedent to Seller's Obligations. All obligations of Seller to consummate the Closing shall be subject, at the option of Seller (except with respect to FTC Approval), to fulfillment of each of the following conditions at or prior to the Closing:

         (a) Representations and Warranties. All representations and warranties of Buyer contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing, except those representations and warranties made as of a specific date.

         (b) Covenants. All covenants, agreements and obligations required by the terms of this Agreement, or any document delivered pursuant hereto to be executed or performed by Buyer at or before the Closing shall have been duly and properly executed and performed in all material respects.

         (c) Officer's Certificate. There shall have been delivered to Seller a certificate executed by the President or a Vice President and the Secretary or an Assistant Secretary of Buyer, or other duly authorized representatives of Buyer acceptable to Seller, dated as of the Closing Date, certifying that the conditions set forth in Sections 6.2(a) and (b) have been fulfilled.

         (d) Documentation. All documents, agreements, instruments and certificates required to be delivered hereunder to Seller at or prior to the Closing shall have been so delivered, including, without limitation, the License Agreement, the Services Agreement and the ELC Guaranty.

         (e)  FTC Approval.  FTC Approval shall have been obtained.

         (f) No Orders. There shall not be in effect any injunction or order restraining, enjoining, prohibiting or invalidating this Agreement, the License Agreement, the Services Agreement or the ELC Guaranty or the consummation of the transactions contemplated hereby or thereby.

         (g) Miscellaneous. Neither ELC nor any of its subsidiaries shall have: (i) generally not paid its debts as such debts become due;
              (ii) admitted in writing its inability to pay its debts generally; (iii) made a general assignment for the benefit of creditors; (iv) any proceeding instituted by or against it seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; or (v) taken any corporate action to authorize any of the actions set forth in clauses (I) through (iv) above.

                                       ARTICLE II

          AGREEMENTS REGARDING THE WIND DOWN AND TRANSITION OF THE BUSINESS

      7.1  Domestic Transition Strategy.

           (a) Seller and Buyer will cooperate in the wind down and transition of the Domestic Business (for purposes of this Section 7.1 Domestic Business shall mean the Business conducted in the United States and Canada) in an orderly manner in accordance with the terms of this Section
7.1. On or prior to December 22, 1997, Seller will cease accepting orders for all products of the Division in connection with the Domestic Business.
On or prior to December 31, 1997, except as provided below in Section 7.1(b), Seller will cease shipping all products of the Division in connection with the Domestic Business. Seller has previously provided Buyer with a list of the retail outlets in the United States and Canada ("Doors") currently selling the Signature Collection Products. On February 1, 1998, Buyer shall commence marketing and taking orders with respect to Signature Collection products to be sold by Buyer in the United States and Canada pursuant to the License Agreement, and Buyer shall offer for sale Signature Collection products to (x) not less than 400 Doors pursuant to Section 3.1(a)(ii) of the License Agreement and (y) the Outlet Stores (as defined in the License Agreement) pursuant to Section 4.8(c) of the License Agreement. With respect to each Door, Seller will be responsible for (i) all returns of inventory for the Signature Collection products in excess of three months of forward cover based, in part, on sales levels of such Doors from February 1, 1997 through April 30, 1997 and (ii) all returns of inventory for non-Signature Collection products of the Division.

           (b) All returns and other inventory of the Division not purchased by Buyer pursuant to Section 1.1 hereof may be (i) sold by Seller only through Outlet Stores and Retail Stores (as defined in the License Agreement); (ii) sold by Buyer only through Buyer's or Buyer's affiliates' outlet stores or through military exchanges, (iii) sold by Seller or Buyer in such other manner as shall be mutually agreed upon by Seller and Buyer, or (iv) given away by Seller or Buyer as a charitable contribution or destroyed. Any inventory Buyer elects to sell through clause
(ii) or (iii) of this Section 7.1(b) shall be purchased by Buyer from Seller at prices to be mutually agreed upon.

           (c) Seller shall own (and Buyer shall cooperate with respect to collections of) all accounts receivables resulting from sales by Seller
prior to February 1, 1998 and all accounts   receivables resulting from sales
by Seller subsequent thereto in accordance with Section 7.1(b) ("Seller's Accounts Receivables"), including any adjustments, deductions, chargebacks and other charges from the customer (the "Adjustments"). All accounts receivables resulting from sales by Buyer, including Adjustments thereto, subsequent to January 31, 1998 relating to the Domestic Business shall be referred to herein as "Buyer's Accounts Receivables". Buyer shall promptly remit to Seller any payments received by Buyer relating to Seller's Accounts Receivables. Seller shall promptly remit to Buyer any payments received by Seller relating to Buyer's Accounts Receivables. Buyer shall promptly remit to Seller amounts equal to Adjustments improperly charged against Seller's Accounts Receivables for which Buyer is responsible hereunder. Seller shall promptly remit to Buyer amounts equal to Adjustments improperly charged against Buyer's Accounts Receivables for which Seller is responsible hereunder. Nothing herein shall entitle Buyer to compromise or settle any of Seller's Accounts Receivables without Seller's prior written consent.
Nothing herein shall entitle Seller to compromise or settle any of Buyer's Accounts Receivables without Buyer's prior written consent. If a customer remits payment and designates an invoice or receivable being paid, such designation shall be binding on the parties hereto. If a customer remits payment without designating an invoice or receivable being paid, such payment shall be credited against the oldest outstanding receivable of such customer.

//

//

         7.2  International Transition Strategy.

           (a) Seller and Buyer will cooperate in the wind down of the International Business in an orderly manner. Seller will reduce the number and type of products manufactured and distributed by or on behalf of the Division for the International Business consistent with Section 7.1(a). To the extent permitted by applicable law and the International Relationships, Seller will use commercially reasonable efforts to cease shipping products pursuant to such International Relationships. Subject to applicable law and the International Relationships, Seller shall terminate or permit to expire all agreements relating to the International Relationships by no later than the respective expiration dates (including any required renewal periods) of its existing International Relationships. As of such expiration date (or earlier date in the event of termination prior to the expiration date), subject to applicable law, Buyer will have the exclusive license, to the extent provided in the License Agreement, to distribute the Licensed Products (as defined in the License Agreement) in the countries covered by such International Relationships. Seller will not enter into any new distributor agreements and will not amend or renew (other than as required by such agreement) any existing arrangements with respect to products subject to the License Agreement without the prior written approval of Buyer. Seller will be responsible for all inventory returns of the Division's products arising from the International Relationships.

           (b) All returns and other inventory relating to the International Business not purchased by Buyer pursuant to Section 1.1 may be
(i) sold by Seller only through Outlet Stores and Retail Stores, (ii) sold by Buyer only through Buyer's or Buyer's affiliates' outlet stores or military exchanges (iii) sold by Seller or Buyer in such other manner as shall be mutually agreed upon by Seller and Buyer, or (iv) given away by Seller or Buyer as a charitable contribution or destroyed. Any inventory Buyer elects to sell through clause (ii) or (iii) of this Section 7.2(b) shall be purchased by Buyer from Seller at prices to be mutually agreed upon.

           (c) In connection with the wind down of the International Business, Buyer will provide certain services to Seller in accordance with the terms of the Services Agreement.

                                     ARTICLE VIII

                               INDEMNIFICATION; FINDERS

         8.1 Indemnification by Seller. Seller agrees to indemnify, defend and hold the Buyer, its affiliates and their respective officers, directors, employees, agents and counsel (the "Buyer Indemnified Parties") harmless from and against any and all losses, liabilities, claims, demands, investigations, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) of every kind, nature and description
(collectively, "Claims") to which any of the Buyer Indemnified   Parties
becomes subject based upon, arising out of or otherwise in respect of (a) the Business of the Division up to January 31, 1998 including, without limitation, Claims related to (i) arrangements with suppliers, vendors, contractors, warehousemen, shippers, distributors and customers of the Business, and the actual or alleged breach or termination of any such arrangements, and any Claims with respect to credits, refunds or charge backs for products or other financial terms of such arrangements, (ii) products manufactured, distributed or sold by Seller (whether before or after January 31, 1998) including, but not limited to, product liability, false advertising and improper labeling Claims, (iii) employee compensation, employee benefit and pension plans, and severance
arrangements, in each case, of any persons employed   by Seller in the
Business or (iv) violations of law by Seller or its affiliates, (b) Claims arising out of or in connection with the expiration or termination of
Seller's agreements with its foreign distributors as set   forth on Schedule
3.5 hereto, and Seller's current contracts and relationships with suppliers and contract manufacturers relating to the Business, (c) Claims instituted by a distributor of the Business in respect of distribution and sales outside of the United States of Licensed Products in accordance with Section 7.2, (d) Claims related to products manufactured in accordance with Seller's specifications and sold under the Services Agreement or the License Agreement including, but not limited to, product liability, false advertising and improper labeling Claims, provided however that Buyer's actions were in compliance with its obligations under the Services Agreement or the License Agreement, as the case may be, (e) Seller's non-compliance with any bulk sales law as contemplated by Section 9.1 hereof, (f) any breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement or the Services Agreement or (g) Buyer's inability to comply with the terms of the Services Agreement if such inability is attributable to Seller's failure to comply with Section 3.2 of the Services Agreement or other inability of Seller to provide Buyer with the access or information
referred to in Section 3.2 of the Services   Agreement.  Seller shall have no
obligation to indemnify any Buyer Indemnified Party for any Claims (i) suffered solely as a result of any legislation which has not been enacted on or prior to the Closing Date or any change in existing legislation which is thereafter enacted or (ii) which arise out of the willful or reckless conduct or bad faith of Buyer or any Buyer Indemnified Party.

         8.2 Indemnification by Buyer. Buyer agrees to indemnify, defend and hold Seller, its affiliates and their respective officers, directors, employees, agents, partners and counsel (the "Seller Indemnified Parties") harmless from and against any and all Claims based upon, arising out of or otherwise in respect of Buyer's Proposed Business, to the extent such Claims are not subject to indemnification by Seller pursuant to Section 8.1, or any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or the Services Agreement.

         8.3 Notice and Opportunity to Defend. Promptly after receipt by either party hereto of notice of the assertion of any Claim or discovery of any facts upon which such party expects to make a claim for indemnification hereunder, such party (the "Indemnified Party") shall give the other party who may become obligated to provide indemnification hereunder (the "Indemnifying Party") written notice describing such Claim or facts in reasonable detail ; provided, however, that any delay or failure by an Indemnified Party to provide such notice shall not impair or affect its rights hereunder or the obligation of the Indemnifying Party with respect to such Claim, except to the extent the Indemnifying Party can demonstrate that it was materially prejudiced by the Indemnified Party's delay in giving or failure to give such notice. Such Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the Indemnified Party; provided, however, that no Indemnifying Party shall compromise or settle any asserted liability (except a liability settled or compromised for monetary consideration or damages only payable solely by other than the Indemnified Party and such compromise or settlement provides for a full and unconditional release of the claims asserted against the Indemnified Party and its affiliates) without the prior written consent of the Indemnified Party. If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and shall diligently defend against such claims with counsel reasonably acceptable to the Indemnified Party. The

Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability. No Indemnified Party shall compromise or settle any asserted liability (except a liability settled or compromised for monetary consideration or damages only payable solely by other than the Indemnifying Party and such compromise or settlement provides for a full and unconditional release of the claims asserted against the Indemnifying Party and its affiliates) without the prior written consent of the other Indemnifying Party. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party up until the date that the Indemnifying Party actually assumes the defense with respect thereto pursuant to this Section. In any event, the Indemnified Party shall have the right at its own expense and by its own counsel to participate in the defense of such asserted liability; provided, however, that if (i) the claim or action shall relate solely to injunctive or equitable relief brought by a
party to a Distributorship Agreement and which seeks to limit   the business
of the Indemnified Party beyond that contemplated by this Agreement, the
License   Agreement and the Services Agreement, the Indemnified Party shall have the right, at its own expense, to retain its own counsel (in addition to counsel retained by the Indemnifying Party) and, if it does so, the Indemnified Party and the Indemnifying Party shall jointly control the defense of such claim or action, and (ii) after having notified the Indemnified Party of its intention to assume the defense of a claim or asserted liability as aforesaid, the Indemnifying Party fails to do so in a reasonably prompt and diligent manner or the Indemnified Party is advised in writing by counsel reasonably satisfactory to the Indemnifying Party that there probably is a conflict between the interests of the Indemnified Party and the Indemnifying Party with respect to such defense under the applicable Code of Professional Responsibility, then in either such case the Indemnifying Party shall be responsible for the reasonable fees and expenses of one firm of separate counsel for the Indemnified Party. For all purposes of this Agreement, "reasonable fees of counsel" shall mean fees at standard hourly rates.

         8.4 Sole Remedy. The parties hereto agree that the sole remedy available to either party with respect to breaches and violations of, and defaults with respect to, any representation, warranty, covenant, agreement or other obligation contained in this Agreement or the Services Agreement shall be limited to the indemnity provided under this Article VIII.

         8.5 Finders. Each of the parties hereto represents to the other that no finder, broker, agent or other intermediary has acted on behalf of such party in connection with the introduction or bringing together of the parties hereto, or the negotiation or consummation of the transactions contemplated by this Agreement (except for the financial advisors of each party identified on Schedule 8.5 hereto), and each party shall indemnify the other and hold it harmless against all fees, losses, costs, expenses (including reasonable attorneys' fees and expenses), liabilities and damages, if any, arising from the employment or other engagement by such party or services rendered to such party (or any allegation having a reasonable basis of any such employment or other engagement or services) of any finder, broker, agent or other intermediary (and the financial advisors of each party identified on Schedule 8.5 hereto) in such connection.

                                      ARTICLE IX

                        MISCELLANEOUS COVENANTS AND AGREEMENTS

         9.1 Bulk Sales Compliance. Buyer hereby waives compliance by Seller with the provisions of any applicable bulk sales law of any state (including Article 6 of the New York Uniform Commercial Code).

         9.2 Release of Information. The parties hereto agree to cooperate in any release of information concerning this Agreement and the transactions contemplated herein. Each of the parties shall furnish to the other drafts of all such releases prior to any publication thereof. Subject to the provisions of

Section 5.2, nothing contained herein shall prevent either party at any time from furnishing any information required to be furnished to any governmental agency or as otherwise required by law.

         9.3 Termination. This Agreement may be terminated at any time prior to the Closing Date: (i) by mutual written agreement of the parties;
(ii) by either Buyer or Seller upon written notice if there has been a material breach of any material covenant or agreement contained in this Agreement on the part of the other party; or (iii) by either Buyer or Seller upon written notice if the Closing has not occurred or FTC Approval has not been obtained within 90 days after the date of execution of this Agreement. In the event of termination of this Agreement pursuant to this Section 9.3, this Agreement shall be void and of no further effect and there shall be no liability or obligation on the part of either party hereto except (x) as provided in Section 5.2 and 5.4 and this Section 9.3, (y) nothing herein shall relieve a party from liability for any breach of any covenant or agreement contained in this Agreement, and (z) the provisions of Article VIII shall survive termination of this Agreement.

         9.4 Notices. Any and all notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed postage prepaid by first class registered mail, return receipt requested, by overnight courier or by facsimile transmission (with the original sent postage prepaid by first class mail) addressed to the parties at the addresses set forth below or at such other address or to such other addressee as any party may from time to time specify by notice to the other party given as aforesaid.

         If to Seller:

         The Donna Karan Company
         550 Seventh Avenue
         New York, New York  10018
         Attention:  Chief Executive Officer

         and:

         The Donna Karan Company

         550 Seventh Avenue
         New York, New York  10018
         Attention:  General Counsel

         With a copy to:
         Proskauer Rose LLP
         1585 Broadway
         New York, New York 10036
         Attention: Arnold S. Jacobs

         If to Buyer:

         Estee Lauder Inc.
         767 Fifth Avenue
         New York, New York  10153
         Attention: President

         and:

         Estee Lauder Inc.
         767 Fifth Avenue
         New York, New York  10153
         Attention:  General Counsel

         With a copy to:

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York 10153
         Attention: Jeffrey J. Weinberg

         9.5  Miscellaneous.

              (a) Entire Agreement. This Agreement and the Exhibits hereto, together with the agreements, certificates and other documents referred to herein, constitute the entire agreement and set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all prior agreements, covenants, arrangements, letters, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party, relating to the subject matter hereof, and may not be modified or amended, except by a written agreement specifically referring to this Agreement signed by the parties hereto and any other party to be charged.

              (b) No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. No failure on the part of any party to exercise, and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

              (c) Assignment. Neither party may transfer or assign this Agreement or its rights hereunder or delegate its performance hereunder without the prior written consent of the other party, and any purported assignment without such consent shall be void and of no effect, except that either party may, without such consent, assign this Agreement or any of its rights hereunder, or delegate its performance hereunder to any of its wholly-owned subsidiaries or wholly-owned subsidiaries of the entity which owns all of the equity securities of a party hereto; provided, however, that notwithstanding such assignment or delegation, the assignor will nonetheless remain liable for any breaches hereof by its assignee. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

              (d) Headings. The Section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of any Section or paragraph.

              (e) Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, all legal and other costs and expenses
incurred in connection with this   Agreement and the License Agreement and
the transactions contemplated hereby or thereby shall be paid by the party incurring such expenses, except as otherwise specifically provided herein or therein.

 .             (f)  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of
which taken together shall constitute    one and the same instrument.

              (g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed therein. If any restriction contained in Section 5.2 or Section 5.4. shall be deemed to be invalid, illegal or unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the arbitrators or court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

              (h)  Arbitration.  Except as specifically set forth in this
Agreement, all   disputes, controversies and claims arising out of or
relating to this Agreement will be settled and
determined by arbitration in New York City before a Commercial Panel of three arbitrators in accordance with and pursuant to the then existing Commercial Arbitration Rules of the American Arbitration Association. The arbitrators, in their discretion, may award specific performance or injunctive relief and reasonable attorneys' fees and expenses to any party in any arbitration. However, in any arbitration proceeding, the arbitrators may not change,
modify or alter any express condition, term or provision   hereof, and to
that extent the scope of their authority is expressly limited. The arbitration award will be final and binding upon the parties and judgment may be entered thereon in any court having jurisdiction. The service of any notice, process, motion or other document in connection with an arbitration or for the enforcement of any arbitration award may be made in the same manner that notices may be given under Section 9.4.

              (i) No Third Party Beneficiaries. Nothing herein, express or implied, is intended to or shall confer upon any person or entity (including, without limitation, any employee, contractor, vendor or distributor of the Division or the Business), other than the parties hereto and any indemnified party pursuant to Article VIII hereof, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                             THE DONNA KARAN COMPANY

                             By:  Donna Karan International Inc.,
                                       General Partner


                                  By:
                                       ----------------------------------
                                       Name:
                                       Title:

                              ESTEE LAUDER INC.


                              By:
                                  -----------------------------------
                                  Name:
                                  Title:

                                  Exhibit A

                                 BILL OF SALE
                                 ------------


            WHEREAS, The Donna Karan Company ("Seller") and Estee Lauder Inc. ("Buyer") have entered into that certain Agreement, dated as of September 30, 1997 (the "Agreement"), pursuant to which Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, certain Inventory, Other Inventory and other assets used in the Business (capitalized terms used herein and not otherwise defined herein shall have their meanings defined in the Agreement);

            NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller is executing this Bill of Sale in order to evidence the vesting in and assignment to Buyer of such assets.

            1. Seller by this instrument does hereby convey, grant, bargain, sell, transfer, set over, assign, remise, release, deliver and confirm unto Buyer, its successors and assigns forever those assets listed in
Schedule I attached hereto (the "Assets") in accordance with the Agreement.

            2. EXCEPT AS SET FORTH IN THE AGREEMENT, SELLER EXCLUDES ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

            3. This Bill of Sale shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.

            4. The Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York without giving effect to rules governing the conflict of laws.

            IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale this ____ day of ___________, 199_.


                                       THE DONNA KARAN COMPANY
                                       By: Donna Karan International Inc.,
                                            general partner

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


Acknowledged:

ESTEE LAUDER INC.


By:
   -------------------------------
   Name:
   Title:

                                                                    EXHIBIT B

                                      GUARANTY

    GUARANTY, dated November 10, 1997, made by Donna Karan International Inc., a Delaware corporation ("DKI"), in favor of Estee Lauder Inc., a Delaware corporation ("ELI").

                                 W I T N E S S E T H:

    WHEREAS, The Donna Karan Company, a New York general partnership, Donna Karan Studio and certain other subsidiaries and affiliates of DKI (collectively, "DK"), have entered into an Agreement, dated September 30, 1997, and a License Agreement and a Services Agreement, each dated the date hereof (collectively, the "Agreements"), with ELI, relating to the operations, trademarks and other intellectual property rights, inventory and other assets of DK's domestic and international fragrance, cosmetics, beauty, skin care and toiletry business; and

    WHEREAS, DKI desires to guaranty to ELI the full and punctual performance by DK of all of DK's obligations under the Agreements.

    NOW, THEREFORE, in consideration of the premises, and to induce ELI to enter into and perform the Agreements, DKI hereby agrees as follows:

    SECTION 1. Guaranty. DKI hereby unconditionally and irrevocably guarantees the full and punctual performance, as and when due, by DK of all of DK's agreements, commitments, covenants and obligations (including, without limitation, with respect to the assumption of liabilities and agreements to indemnify) under and pursuant to the Agreements (collectively, the "Obligations"). This Guaranty is an absolute guaranty of payment and performance and not a guaranty of collection.

    SECTION 2.  Guaranty Absolute; Limitation of Liability.

    (a) Subject to Section 2(b), DKI guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Agreements. The liability of DKI under this Guaranty shall be absolute and unconditional irrespective of: (a) any change in the time, manner or place of performance of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Agreements; (b) any action or omission to enforce the Obligations or the election of any remedy by ELI;
(c) any waiver, consent, extension, forbearance or granting of any indulgence by ELI with respect to any provision of the Agreements; (d) events of bankruptcy or insolvency with respect to DK; or (e) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of an obligor or a guarantor.

    (b) Notwithstanding anything else contained herein, DKI's obligation to make payments hereunder will in no event exceed the amount for which DK is liable under the indemnification provisions of the Agreements, plus $21,000,000.

    SECTION 3. Waiver. DKI hereby (a) waives (i) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations or this Guaranty, (ii) the filing of any claim with a court in the event of receivership or bankruptcy of DK, and (iii) protest or notice with respect to nonperformance of all or any of the Obligations; and (b) covenants and agrees that this Guaranty will not be discharged except by complete performance of the Obligations.

    SECTION 4. Representations and Warranties. DKI hereby represents and warrants to ELI as follows:

    (a) DKI (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; and (ii) has all requisite corporate power and authority to execute, deliver and perform this Guaranty.

    (b) The execution, delivery and performance by DKI of this Guaranty (i) have been duly authorized by all necessary corporate action; and (ii) do not and will not (A) contravene its charter or by-laws, (B) violate any applicable law, (C) conflict with or result in a material breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material contractual obligation to which it is a party or by which it or its assets are bound.

    (c) This Guaranty has been duly executed and delivered by DKI and constitutes the legal, valid and binding obligation of DKI, enforceable against DKI in accordance with its terms.

    SECTION 5. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by DKI herefrom shall in any event be effective unless the same shall be specified in a writing executed by ELI, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    SECTION 6. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed, sent by reputable next-day delivery service, telecopied, cabled or delivered by hand, if to

DKI, addressed to it at the address of specified on the signature page hereof, and if to ELI, addressed to it at the address specified in the Agreements, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telecopied, cabled or delivered, be effective three days after deposit in the mails, one day after delivery to a nationally recognized overnight delivery service, and when confirmed by telecopy answerback confirmation of receipt or delivered to the cable company or delivered by hand to the addressee.

    SECTION 7.  No Waiver; Remedies.

    (a) No failure on the part of ELI to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or any of the Agreements.

    (b) Failure by ELI at any time or times hereafter to require strict performance by DK, DKI or any other entity or person of any of the provisions, warranties, terms or conditions contained in any of the Agreements shall not waive, affect or diminish any right of ELI to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any of ELI or any agent, officer, employee of ELI.

    (c) No waiver by ELI of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by ELI permitted hereunder shall in way affect or impair any of the rights of ELI or the obligations of DK and DKI under this Guaranty or under any of the Agreements.

    SECTION 8. Assignment; Successor and Assigns. DKI may not assign or delegate performance of this Guaranty without the prior written consent of ELI and any purported assignment or delegation without such consent shall be void and of no effect. This Guaranty is a continuing guaranty and shall be
(i) binding upon DKI, its successors and permitted assigns, and (ii) inure to the benefit of and be enforceable by ELI and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (ii), ELI may assign or otherwise transfer this Guaranty or any Obligation owing to it to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof.

    SECTION 9. Governing Law. This Guaranty shall be governed by, and construed and interpreted in accordance with, the law of the State of New
York without giving effect to rules governing the conflict of laws. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Guaranty.

    SECTION 10.  Submission to Jurisdiction; Jury Trial.

    (a) Any legal action or proceeding with respect to this Guaranty or any document related thereto may be brought in the courts of the State of New York or the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, DKI hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

    (b) DKI hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and consents to the granting of such legal or equitable relief as is deemed appropriate by the court. DKI hereby irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to DKI at its address provided herein, such service to become effective 30 days after such mailing. Nothing contained in this Section 10 shall affect the right of ELI to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against DKI or any of DKI's property in any other jurisdiction.

    (c) DKI hereby waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Guaranty.

    IN WITNESS WHEREOF, DKI has caused this Guaranty to be duly executed and delivered by its undersigned duly authorized officer on the date first above written.

                             DONNA KARAN INTERNATIONAL INC.


                             By:
                                ----------------------------------
                             Name:
                             Title:

                             Address:  550 Seventh Avenue
                                       New York, New York 10018
                                       Attention: General Counsel

                                                                     EXHIBIT C
                                    GUARANTY

    GUARANTY, dated November 10, 1997, made by The Estee Lauder Companies Inc., a Delaware corporation ("ELC"), in favor of The Donna Karan Company, a New York general partnership ("Company"), and Donna Karan Studio, a New York general partnership ("Studio" and, collectively with Company, "DK").

                              W I T N E S S E T H:

    WHEREAS, Estee Lauder Inc., a Delaware corporation ("ELI"), has entered into an Agreement, dated September 30, 1997, with Company, and a License Agreement with Studio and a Services Agreement with Company, each dated the date hereof (collectively, the "Agreements"), relating to the operations, trademarks and other intellectual property rights, inventory and other assets of DK's domestic and international fragrance, cosmetics, beauty, skin care and toiletry business; and

    WHEREAS, ELC desires to guaranty to DK the full and punctual performance by ELI of all of ELI's obligations under the Agreements.

    NOW, THEREFORE, in consideration of the premises, and to induce DK to enter into and perform the Agreements, ELC hereby agrees as follows:

    SECTION 1. Guaranty. ELC hereby unconditionally and irrevocably guarantees the full and punctual performance, as and when due, by ELI of all of ELI's agreements, commitments, covenants and obligations (including, without limitation, agreements to indemnify) under and pursuant to the Agreements (collectively, the "Obligations"). This Guaranty is an absolute guaranty of payment and performance and not a guaranty of collection.

    SECTION 2. Guaranty Absolute. ELC guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Agreements. The liability of ELC under this Guaranty shall be absolute and unconditional irrespective of: (a) any change in the time, manner or place of performance of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Agreements; (b) any action or omission to enforce the Obligations or the election of any remedy by DK; (c) any waiver, consent, extension, forbearance or granting of any indulgence by DK with respect to any provision of the Agreements; (d) events of bankruptcy or insolvency with respect to ELI; or (e) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of an obligor or a guarantor.

    SECTION 3. Waiver. ELC hereby (a) waives (i) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations or this Guaranty, (ii) the filing of any claim with a court in the event of receivership or bankruptcy of ELI, and (iii) protest or notice with respect to nonperformance of all or any of the Obligations; and (b) covenants and agrees that this Guaranty will not be discharged except by complete performance of the Obligations.

    SECTION 4. Representations and Warranties. ELC hereby represents and warrants to DK as follows:

    (a) ELC (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; and (ii) has all requisite corporate power and authority to execute, deliver and perform this Guaranty.

    (b) The execution, delivery and performance by ELC of this Guaranty (i) have been duly authorized by all necessary corporate action; and (ii) do not and will not (A) contravene its charter or by-laws, (B) violate any applicable law, (C) conflict with or result in a material breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material contractual obligation to which it is a party or by which it or its assets are bound.

    (c) This Guaranty has been duly executed and delivered by ELC and constitutes the legal, valid and binding obligation of ELC, enforceable against ELC in accordance with its terms.

    SECTION 5. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by ELC herefrom shall in any event be effective unless the same shall be specified in a writing executed by DK, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    SECTION 6. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed, sent by reputable next-day delivery service, telecopied, cabled or delivered by hand, if to ELC, addressed to it at the address of specified on the signature page hereof, and if to DK, addressed to it at the address specified in the Agreements, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telecopied, cabled or delivered, be effective three days after deposit in the mails, one day after delivery to a nationally recognized overnight delivery service, and when confirmed by telecopy answerback confirmation of receipt or delivered to the cable company or delivered by hand to the addressee.

    SECTION 7.  No Waiver; Remedies.

    (a) No failure on the part of DK to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or any of the Agreements.

    (b) Failure by DK at any time or times hereafter to require strict performance by ELC, ELI or any other entity or person of any of the provisions, warranties, terms or conditions contained in any of the Agreements shall not waive, affect or diminish any right of DK to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any of DK or any agent, officer, employee of DK.

    (c) No waiver by DK of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by DK permitted hereunder shall in way affect or impair any of the rights of DK or the obligations of ELC and ELI under this Guaranty or under any of the Agreements.

    SECTION 8. Assignment; Successor and Assigns. ELC may not assign or delegate performance of this Guaranty without the prior written consent of DK and any purported assignment or delegation without such consent shall be void and of no effect. This Guaranty is a continuing guaranty and shall be (i) binding upon ELC, its successors and permitted assigns, and (ii) inure to the benefit of and be enforceable by DK and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (ii), DK may assign or otherwise transfer this Guaranty or any Obligation owing to it to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof.

    SECTION 9. Governing Law. This Guaranty shall be governed by, and construed and interpreted in accordance with, the law of the State of New
York without giving effect to rules governing the conflict of laws. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Guaranty.

    SECTION 10.  Submission to Jurisdiction; Jury Trial.

    (a) Any legal action or proceeding with respect to this Guaranty or any document related thereto may be brought in the courts of the State of New York or the

United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, ELC hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

    (b) ELC hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and consents to the granting of such legal or equitable relief as is deemed appropriate by the court. ELC hereby irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to ELC at its address provided herein, such service to become effective 30 days after such mailing. Nothing contained in this Section 10 shall affect the right of DK to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against ELC or any of ELC's property in any other jurisdiction.

    (c) ELC hereby waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Guaranty.

    IN WITNESS WHEREOF, ELC has caused this Guaranty to be duly executed and delivered by its undersigned duly authorized officer on the date first above written.

                             THE ESTEE LAUDER COMPANIES INC.


                             By:
                                ----------------------------------
                             Name:   Fred H. Langhammer
                             Title:  President and Chief Operating
                                       Officer


                             Address:  767 Fifth Avenue
                                       New York, New York 10153
                                       Attention: General Counsel